UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2012

A. H. BELO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33741	38-3765318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 224866 Dallas, Texas		75222-4866
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 977-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 14, 2012, A. H. Belo Corporation (the “Company”) announced that its Board of Directors has authorized the repurchase of an aggregate of up to 1,000,000 shares of the Company’s Series A and Series B Common Stock from time to time on the open market, in privately negotiated transactions or otherwise.

The Company also announced the declaration of a special, one-time dividend of $0.24 per share of Common Stock payable on December 7, 2012 to shareholders of record as of November 16, 2012. In addition, the Board of Directors approved a regular quarterly dividend of $0.06 per share of Common Stock payable on December 7, 2012 to shareholders of record as of November 16, 2012.

A copy of the press release announcing the share repurchase program and dividend declarations is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 14, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 14, 2012	A. H. BELO CORPORATION

	By:	/s/ Daniel J. Blizzard

Daniel J. Blizzard Senior Vice President and Secretary

EXHIBIT INDEX

99.1	Press Release dated September 14, 2012